Exhibit 99.1
For Immediate Release
Nov. 5, 2026

NW Natural Holdings Reports Third Quarter 2026 Results and Raises 2026 EPS Guidance

PORTLAND, ORE. — Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings or the Company) reported financial results and highlights including:

Third Quarter and Year-to-Date 2026 Highlights
•Reported net loss per share of $0.71 for the third quarter of 2026, compared to a net loss per share of $0.73 for the same period in 2025
•Reported earnings per share (EPS) of $1.62 for the first nine months of 2026, compared to EPS of $1.36 and adjusted EPS1 of $1.52 for the same period in 2025
•Constructive regulatory outcomes for NW Natural in Washington and Oregon and reached settlement in SiEnergy rate case in Texas
•Added 17,000 gas and water utility connections over the 12 months ended Sept. 30, 2026 for a growth rate of 1.8%
•Invested $373 million in the first nine months of 2026 in our gas and water systems to support growth and reliability
•Announced a dividend increase for the 71st consecutive year, our largest increase since 2012

2026 EPS Guidance Raised and Long-term Growth Targets Reaffirmed
•Raised 2026 EPS guidance range to $3.10 – $3.20 (previously the upper half of the guidance range of $2.95 – $3.15)
•Reaffirmed rate base growth expectation of 6% – 8% through 2030 driven by planned capital expenditures of $2.6 – $2.9 billion from 2026 – 2030
•Reaffirmed long-term EPS growth rate target of 4% – 6%2 and potential to increase to 5% – 7%2 with MX3 gas storage project

"We are delivering another strong year, and I am encouraged by the progress we are making across the Company," said Justin Palfreyman, president and chief executive officer. "Our performance reflects disciplined cost management, constructive regulatory outcomes, and continued customer growth. Based on our results through the first nine months of 2026 and the momentum we see across the business, we are raising our earnings guidance and have declared the largest dividend increase since 2012. These actions underscore our confidence in both our near-term outlook and our ability to drive long-term value. As we head into the heating season, we remain focused on safe and reliable operations, cost discipline, and customer affordability."
THIRD QUARTER AND YEAR-TO-DATE RESULTS
NW Natural Holdings' third quarter and year-to-date results are summarized below:

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
In thousands, except per share data	2026	2025	Change	2026	2025	Change
Net income (loss)	($29,840)	($29,890)	$50	$68,249	$55,526	$12,723
Earnings (loss) per share	(0.71)	(0.73)	0.02	1.62	1.36	0.26
Adjusted net income (loss)[1]	(29,840)	(29,915)	75	68,249	62,203	6,046
Adjusted EPS[1]	(0.71)	(0.73)	0.02	1.62	1.52	0.10

1 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for a definition and further information on adjusted net income and adjusted EPS. Adjusted third quarter and first nine months of 2025 net income and adjusted EPS exclude transaction and business development costs including the effects of the SiEnergy and Pines Gas transactions.
2 EPS growth forecasted for period 2026 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as base year. Long-term growth rate target with MX3 assumes in-service date prior to the end of 2029. NW Natural Holdings does not provide a reconciliation of the adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP-reported results for the relevant period.

KEY EVENTS

Washington Commission Approved New Rates for NW Natural
On July 29, 2026, the Washington Utilities and Transportation Commission (WUTC) issued an order approving the multi-party settlement in Northwest Natural Gas Company's (NW Natural) multi-year general rate case. The order increases the annual revenue requirement over three years, consisting of a $20.1 million revenue increase in the first year beginning Aug. 1, 2026, a $7.5 million revenue increase in the second year, and a $7.4 million revenue increase in the third year. The order included a capital structure of 50% common equity and 50% long-term debt, a return on equity of 9.5%, and an overall cost of capital of 7.15% beginning in the first year and growing to 7.22% in the third year. Rate base is $328 million in the first year, or an increase of $81 million since the last rate case. New rates were effective Aug. 1, 2026.

Oregon Commission Approved Alternative Rate Mechanism for NW Natural
On Oct. 13, 2026, the Public Utility Commission of Oregon (OPUC) issued an order approving the multi-party settlement in NW Natural's alternative rate mechanism (ARM) docket. The order provides an increase to the annual revenue requirement of $13.0 million, compared to the original request of $15.6 million. The ARM covers certain capital expenditures including safety investments and information technology projects over $1 million. New rates took effect on Oct. 31, 2026.

Reached Settlement with Key Parties in SiEnergy's General Rate Case
On Sept. 22, 2026, SiEnergy filed a settlement with the Texas Railroad Commission (RRC) that resolves all items in the general rate case. The settlement provides an $8.6 million revenue requirement increase (compared to the requested $12.0 million), a return on equity of 9.8%, an overall cost of capital of 8.0%, and a 59.75% equity layer. The filing includes rate base of $343 million, a $177 million increase since the last rate case.

The settlement establishes the factors necessary for SiEnergy’s future participation in the Gas Reliability Infrastructure Program (GRIP), which enables interim rate adjustments based upon the change in net plant investments during the prior year. It also permits the consolidation of SiEnergy Gas, LLC and its gas distribution affiliates. If approved, new rates are expected to be effective in November 2026.

2026 GUIDANCE AND LONG-TERM TARGETS
We are raising our 2026 EPS guidance range reflecting strong year-to-date performance, constructive regulatory outcomes, and confidence in fourth-quarter execution. We are also reaffirming our long-term targets. This guidance assumes continued customer growth, average weather conditions, and no significant changes in prevailing regulatory policies, mechanisms, or assumed outcomes, or significant local, state or federal laws, legislation or regulations. Required funds for the capital expenditures are expected to be internally generated or financed with long-term debt or equity, as appropriate.

Guidance	Current 2026 Guidance	Previous 2026 Guidance	2025 Actual
EPS	$3.10 – $3.20	$2.95 – $3.15 (Expecting upper half)	$2.93[1]
Capital Expenditures	$500 – $550 million	$500 – $550 million	$467 million

Long-term Targets	2026 – 2030[2] (Unchanged)
EPS Growth	4.0% – 6.0%
EPS Growth including MX3	5.0% – 7.0%
Capital Expenditures	$2.6 – $2.9 billion
Rate Base	6.0% – 8.0%
Customer Growth	2.0% – 3.0%

1 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for a definition and further information on adjusted EPS. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations.
2 EPS growth forecasted for period 2026 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as the base year. Long-term growth rate target with MX3 assumes in-service date prior to the end of 2029. NW Natural Holdings does not provide a reconciliation of the adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP-reported results for the relevant period.

THIRD QUARTER RESULTS
NW Natural Holdings' third quarter results are summarized by business segment in the table below. Previously, the NWN Gas Utility segment excluded certain gas storage and business activities for NW Natural, which were included in the Other segment. As of the first quarter of 2026, these activities are included along with the NWN Gas Utility activities and presented as the NW Natural segment. NW Natural Holdings and NW Natural historical segment reporting has been recast to reflect their current organizational structure.

	Three Months Ended September 30,
	2026		2025		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income (loss):
NW Natural	($27,212)	($0.65)	($27,080)	($0.66)	($132)	$0.01
SiEnergy	1,298	0.03	1,565	0.04	(267)	(0.01)
NWN Water	3,891	0.09	4,747	0.11	(856)	(0.02)
Other	(7,817)	(0.18)	(9,122)	(0.22)	1,305	0.04
Consolidated	($29,840)	($0.71)	($29,890)	($0.73)	$50	$0.02

Adjusted net income (loss):
NW Natural	($27,212)	($0.65)	($27,080)	($0.66)	($132)	$0.01
SiEnergy	1,298	0.03	1,565	0.04	(267)	(0.01)
NWN Water	3,891	0.09	4,747	0.11	(856)	(0.02)
Other[2]	(7,817)	(0.18)	(9,147)	(0.22)	1,330	0.04
Consolidated[2]	($29,840)	($0.71)	($29,915)	($0.73)	$75	$0.02

Diluted Shares		42,117		41,184		933

1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for additional information on Other and consolidated adjusted net income and adjusted EPS.

NW Natural net loss was relatively unchanged compared to the same period in 2025. Higher margin from new rates in Oregon (effective Oct. 31, 2025) and new rates in Washington (effective Aug. 1, 2026), and lower operations and maintenance (O&M) expenses were offset by continued investment in the system resulting in higher depreciation expense and financing costs.

SiEnergy net income decreased $0.3 million (or $0.01 per share), as customer growth and the benefit of deferring depreciation and interest costs on investments allowed by Texas House Bill 4384 were more than offset by higher O&M expenses.

NWN Water net income decreased $0.9 million (or $0.02 per share) as higher operating revenues driven by rate increases and customer growth were more than offset by higher depreciation and general taxes due to continued investment in the system.

Other net loss decreased $1.3 million (or $0.04 per share) primarily due to lower O&M expenses at NW Natural Holdings.

YEAR-TO-DATE RESULTS
NW Natural Holdings' year-to-date results are summarized by business segment in the table below:

	Nine Months Ended September 30,
	2026		2025		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income (loss):
NW Natural	$70,470	$1.67	$68,883	$1.69	$1,587	($0.02)
SiEnergy	12,444	0.30	8,084	0.20	4,360	0.10
NWN Water	7,594	0.18	9,268	0.22	(1,674)	(0.04)
Other	(22,259)	(0.53)	(30,709)	(0.75)	8,450	0.22
Consolidated	$68,249	$1.62	$55,526	$1.36	$12,723	$0.26

Adjusted net income (loss):
NW Natural	$70,470	$1.67	$68,883	$1.69	$1,587	($0.02)
SiEnergy	12,444	0.30	8,084	0.20	4,360	0.10
NWN Water	7,594	0.18	9,268	0.22	(1,674)	(0.04)
Other[2]	(22,259)	(0.53)	(24,032)	(0.59)	1,773	0.06
Consolidated[2]	$68,249	$1.62	$62,203	$1.52	$6,046	$0.10

Diluted Shares		42,101		40,718		1,383
1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for additional information on Other and consolidated adjusted net income and adjusted EPS.

NW Natural net income increased $1.6 million (or decreased $0.02 per share) as higher margin from new rates in Oregon and Washington were partially offset by continued investment in the system resulting in higher depreciation expense, financing costs, and O&M expenses.
SiEnergy net income increased $4.4 million (or $0.10 per share) due to customer growth and the benefit of deferring depreciation and interest costs on investments allowed by Texas House Bill 4384. Additionally, the first nine months of 2026 reflected a full period of net income for both SiEnergy (acquired on Jan. 7, 2025) and Pines (acquired on June 2, 2025), which had a positive effect on year-over-year results.

NWN Water net income decreased $1.7 million (or $0.04 per share) reflecting rate increases and customer growth more than offset by higher O&M expenses and depreciation expense due to growth and investment in the system.

Other net loss from the Company's other business activities decreased $8.5 million (or $0.22 per share), primarily due to lower acquisition and business development expenses compared to the prior year. On an adjusted basis, which excludes transaction and business development costs incurred in 2025, net loss decreased $1.8 million (or $0.06 per share), primarily due to lower O&M expenses.

DIVIDEND DECLARED
The board of directors of NW Natural Holdings declared a quarterly dividend of $0.50 per share on the Company’s common stock. The dividend is payable on Nov. 13, 2026 to shareholders of record on Oct. 30, 2026. The Company's current indicated annual dividend rate is $2.00 per share. This marks the Company’s 71st consecutive year of increasing shareholder dividends and the largest declared increase since 2012.

Future dividends are subject to the discretion and approval of the board of directors.

CONFERENCE CALL AND WEBCAST
As previously announced, NW Natural Holdings will host a conference call and webcast today to discuss its third quarter 2026 financial and operating results.

Date and Time:	Thursday, Nov. 5, 2026 8 a.m. PT (11 a.m. ET)
Phone Numbers:	1-833-461-5787 Meeting ID: 732 552 198
The call will also be webcast in a listen-only format for the media and general public and can be accessed at ir.nwnaturalholdings.com. A replay of the conference call will be available on our website as well.

ABOUT NW NATURAL HOLDINGS
NW Natural Holding Company (NYSE: NWN) is headquartered in Portland, Oregon and has operated for more than 167 years. It owns Northwest Natural Gas Company (NW Natural), the Company's long-standing natural gas utility serving the Pacific Northwest; SiEnergy Operating, LLC (SiEnergy), a fast-growing natural gas utility serving key Texas markets; NW Natural Water Company (NW Natural Water), an expanding water and wastewater utility; and additional business interests. Together, NW Natural Holdings provides essential energy and water services to nearly one million customers across seven states. The Company has a longstanding commitment to safety, environmental stewardship and supporting its employees and communities, and consistently leads the industry in J.D. Power customer satisfaction. Additional information is available at nwnaturalholdings.com.

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact:
David Roy
Phone: 503-610-7157
Email: david.roy@nwnatural.com

FORWARD-LOOKING STATEMENTS
This press release, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," “continues,” “could,” "should," "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts," "will" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, expectations, forecasts, outlooks, timing, goals, strategies, commitments, future events, financial positions, financial performance, operating performance, investments, valuations, timing and amount of capital expenditures, targeted capital structure, risks, risk profile, stability, acquisitions and timing, approval, completion and integration thereof, the likelihood and success associated with any transaction, strategic fit, utility system, technology and infrastructure investments, expected timing of notice to proceed, the initiation of construction, expected in-service date and capital expenditure requirements for MX3, system modernization, reliability and resiliency, global, national and local economies, economic and GDP growth, customer and business growth, continued expansion of service territories, rate base growth, customer backlog, growth opportunities, customer satisfaction ratings, weather, performance and service during weather events, customer rates or rate recovery and the timing and magnitude of potential rate changes and the potential outcome of rate cases, environmental remediation cost recoveries, environmental initiatives, decarbonization and the role of natural gas and the gas delivery system, including decarbonization goals and timelines, energy efficiency measures, use of renewable sources, renewable natural gas purchases, projects, investments and other renewable initiatives, and timing, magnitude and completion thereof, unregulated renewable natural gas strategy and initiatives, hydrogen projects or investments and timing, magnitude, approvals and completion thereof, procurement of renewable natural gas or hydrogen for customers, technology and policy innovations, strategic goals and visions, water, wastewater and water services acquisitions, personnel additions, partnerships, investment strategy, regulatory strategy, and financial effects of water, wastewater and water services acquisitions, expected growth and safety benefits of facility upgrade investments, operating plans of third parties, financial targets, financial results, including estimated income, availability and sources of liquidity, capital markets, financing transactions, expenses, positions, revenues, returns, cost of capital, timing, and earnings, earnings guidance and estimated future growth rates, credit ratings, debt and equity issuances and timing, future dividends, dividend growth, commodity costs and sourcing, asset management activities, regulatory environment, performance, timing, outcome, or effects of regulatory proceedings or mechanisms or approvals, rate case execution, regulatory prudence reviews, anticipated regulatory actions or filings, accounting treatment of future events, economic and political conditions, effects of legislation or changes in laws or regulations, impact of the current U.S. presidential administration and Congress, inflation, geopolitical uncertainty and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding the Company's business, the economy, geopolitical factors, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter, which, among others, outline legal, regulatory and legislative risks, financial, macroeconomic and geopolitical risks, growth and strategic risks, operational risks, business continuity and technology risks, environmental risks and risks related to our water and renewables businesses.

All forward-looking statements made in this release and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Natural Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
Management uses "adjusted net income", "adjusted earnings per share," "adjusted segment net income (loss)," "segment earnings per share” and "adjusted segment earnings per share," each of which are non-GAAP financial measures, when evaluating NW Natural Holdings' overall performance. Management uses non-GAAP measures in making operating decisions because we believe those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results and can affect the comparison of period-over-period results. These adjustments may include transaction and business development costs primarily consisting of professional fees including legal, accounting, financial and other professional fees incurred in connection with business combinations and business development activities. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this release, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NORTHWEST NATURAL HOLDINGS
Consolidated Income Statement and Financial Highlights (Unaudited)
Third Quarter 2026
	Three Months Ended		Nine Months Ended
In thousands, except per share amounts, customer, and degree day data	September 30,		September 30,
	2026	2025	2026	2025
Operating revenues	$177,972	$164,728	$911,927	$895,206

Operating expenses:
Cost of gas	44,149	39,428	264,051	276,922
Operations and maintenance	74,585	76,785	238,048	239,533
Environmental remediation	1,430	1,247	10,186	9,796
General taxes	14,148	12,066	42,707	39,913
Revenue taxes	5,917	5,669	32,417	33,357
Depreciation	44,956	40,510	133,302	122,545
Other operating expenses	1,498	1,446	3,902	3,998
Total operating expenses	186,683	177,151	724,613	726,064
(Loss) income from operations	(8,711)	(12,423)	187,314	169,142
Other income (expense), net	3,188	929	5,105	(1,747)
Interest expense, net	34,481	30,435	101,185	90,321
(Loss) income before income taxes	(40,004)	(41,929)	91,234	77,074
Income tax (benefit) expense	(10,164)	(12,039)	22,985	21,548
Net (loss) income	($29,840)	($29,890)	$68,249	$55,526

Common shares outstanding:
Average diluted for period	42,117	41,184	42,101	40,718
End of period	42,185	41,506	42,185	41,506

Per share of common stock information:
Diluted earnings	($0.71)	($0.73)	$1.62	$1.36
Dividends paid per share	0.4925	0.4900	1.4775	1.4700

Capital structure, end of period:
Common stock equity	35.2%	37.0%	35.2%	37.0%
Long-term debt (including junior subordinated notes)	59.1	55.0	59.1	55.0
Short-term debt (including current maturities of long-term debt)	5.7	8.0	5.7	8.0
Total	100.0%	100.0%	100.0%	100.0%

Operating Statistics
Meters
NW Natural			809,086	806,017
SiEnergy			98,614	86,945
NWN Water			81,710	79,037
Total meters - end of period			989,410	971,999

NW Natural Margin
Operating revenues	$137,391	$127,225	$776,089	$776,845
Less: Cost of gas	35,547	32,188	229,017	248,563
Less: Environmental remediation expense	1,430	1,247	10,186	9,796
Less: Revenue taxes	5,405	5,238	30,348	31,635
NW Natural margin	$95,009	$88,552	$506,538	$486,851

SiEnergy Margin
Operating revenues	$12,812	$11,821	$58,053	$45,989
Less: Cost of gas	3,312	2,950	18,973	14,230
Less: Revenue taxes	360	290	1,698	1,433
SiEnergy margin	$9,140	$8,581	$37,382	$30,326

NORTHWEST NATURAL HOLDINGS
Consolidated Balance Sheets (Unaudited)	September 30,
In thousands	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$30,329	$32,203
Accounts receivable	65,439	70,507
Accrued unbilled revenue	30,956	29,148
Allowance for uncollectible accounts	(3,969)	(2,618)
Regulatory assets	203,562	140,502
Derivative instruments	5,364	5,031
Inventories	154,491	118,589
Other current assets	56,417	42,199
Total current assets	542,589	435,561
Non-current assets:
Property, plant, and equipment	5,975,450	5,531,917
Less: Accumulated depreciation	1,345,652	1,284,271
Total property, plant, and equipment, net	4,629,798	4,247,646
Regulatory assets	625,645	374,280
Derivative instruments	7,663	2,456
Other investments	68,659	81,111
Operating lease right of use asset, net	69,285	69,065
Assets under sales-type leases	118,366	122,517
Goodwill	371,614	371,040
Other non-current assets	143,215	150,098
Total non-current assets	6,034,245	5,418,213
Total assets	$6,576,834	$5,853,774
Liabilities and equity:
Current liabilities:
Short-term debt	$146,032	$195,490
Current maturities of long-term debt	100,675	115,650
Accounts payable	137,249	130,508
Taxes accrued	22,908	20,375
Interest accrued	25,756	16,841
Regulatory liabilities	128,025	141,356
Derivative instruments	42,480	52,548
Operating lease liabilities	3,784	2,610
Other current liabilities	57,598	67,402
Total current liabilities	664,507	742,780
Long-term debt	2,540,817	2,128,101
Deferred credits and other non-current liabilities:
Deferred tax liabilities	460,370	414,225
Regulatory liabilities	795,976	742,943
Pension and other postretirement benefit liabilities	98,873	122,116
Derivative instruments	12,586	9,481
Operating lease liabilities	75,888	76,365
Other non-current liabilities	413,547	183,643
Total deferred credits and other non-current liabilities	1,857,240	1,548,773
Equity:
Common stock	1,077,296	1,042,089
Retained earnings	441,406	398,553
Accumulated other comprehensive loss	(4,432)	(6,522)
Total equity	1,514,270	1,434,120
Total liabilities and equity	$6,576,834	$5,853,774

NORTHWEST NATURAL HOLDINGS
Consolidated Statements of Cash Flows (Unaudited)	Nine Months Ended September 30,
In thousands	2026	2025
Operating activities:
Net income	$68,249	$55,526
Adjustments to reconcile net income to cash provided by operations:
Depreciation	133,302	122,545
Amortization	19,747	18,370
Deferred income taxes	20,137	16,992
Qualified defined benefit pension plan expense	7,317	7,768
Contributions to qualified defined benefit pension plans	(13,190)	(8,410)
Deferred environmental expenditures, net	(25,887)	(17,878)
Environmental remediation expense	10,186	9,796
Asset optimization revenue sharing bill credits	(23,156)	(15,549)
Other	5,924	7,985
Changes in assets and liabilities:
Receivables, net	121,638	129,334
Inventories	(26,995)	(9,563)
Income and other taxes	21,141	15,691
Accounts payable	(18,402)	(4,645)
Deferred gas costs	(58,570)	(53,241)
Asset optimization revenue sharing	14,778	19,510
Decoupling mechanism	(42,238)	(21,084)
Cloud-based software	(8,771)	(7,962)
Regulatory accounts	15,274	6,802
Other, net	(7,359)	(6,135)
Cash provided by operating activities	213,125	265,852
Investing activities:
Capital expenditures	(373,449)	(332,652)
Acquisitions, net of cash acquired	—	(331,328)
Purchase of equity method investment	(1,000)	(1,000)
Other	10,641	(2,500)
Cash used by investing activities	(363,808)	(667,480)
Financing activities:
Proceeds from common stock issued, net	25,822	47,569
Long-term debt issued	315,000	560,000
Long-term debt retired	(105,415)	(172,959)
Changes in other short-term debt, net	(25,957)	20,380
Cash dividend payments on common stock	(59,987)	(57,586)
Payment of financing fees	(2,251)	(6,075)
Shares withheld for tax purposes	(2,039)	(1,591)
Other	(586)	(262)
Cash provided by financing activities	144,587	389,476
Decrease in cash, cash equivalents and restricted cash	(6,096)	(12,152)
Cash, cash equivalents and restricted cash, beginning of period	41,077	47,982
Cash, cash equivalents and restricted cash, end of period	$34,981	$35,830

Supplemental disclosure of cash flow information:
Interest paid, net of capitalization	$97,873	$90,500
Income taxes paid, net of refunds	4,800	9,109

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$30,329	$32,203
Restricted cash included in other current and non-current assets	4,652	3,627
Cash, cash equivalents and restricted cash	$34,981	$35,830

NORTHWEST NATURAL HOLDINGS
Reconciliation to GAAP (Unaudited)
	Three Months Ended September 30,
	2026		2025
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net loss	($29,840)	($0.71)	($29,890)	($0.73)
Transaction and business development costs	—	—	(34)	—
Income tax effect[1]	—	—	9	—
Adjusted net loss	($29,840)	($0.71)	($29,915)	($0.73)

Diluted shares		42,117		41,184

OTHER
GAAP net loss	($7,817)	($0.18)	($9,122)	($0.22)
Transaction and business development costs	—	—	(34)	—
Income tax effect[1]	—	—	9	—
Adjusted net loss	($7,817)	($0.18)	($9,147)	($0.22)

	Nine Months Ended September 30,
In thousands, except per share data	2026		2025
	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income	$68,249	$1.62	$55,526	$1.36
Transaction and business development costs	—	—	9,084	0.22
Income tax effect[1]	—	—	(2,407)	(0.06)
Adjusted net income	$68,249	$1.62	$62,203	$1.52

Diluted shares		42,101		40,718

OTHER
GAAP net loss	($22,259)	($0.53)	($30,709)	($0.75)
Transaction and business development costs	—	—	9,084	0.22
Income tax effect[1]	—	—	(2,407)	(0.06)
Adjusted net loss	($22,259)	($0.53)	($24,032)	($0.59)

			Twelve Months Ended
			December 31, 2025
In thousands, except per share data			Amount	Per Share
CONSOLIDATED
GAAP net income			$113,319	$2.77
Transaction and business development costs			9,084	0.22
Income tax effect[1]			(2,407)	(0.06)
Adjusted net income			$119,996	$2.93

Diluted shares				40,953

OTHER
GAAP net loss			($38,795)	($0.95)
Transaction and business development costs			9,084	0.22
Income tax effect[1]			(2,407)	(0.06)
Adjusted net loss			($32,118)	($0.79)
1 SiEnergy transaction expenses were recognized in the first quarter of 2025 and Pines transaction expenses were recognized in the second quarter of 2025. Other business development costs were recognized in the second and third quarters of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.